Exhibit 5.2

October 5, 2011

Shea Homes Limited Partnership

Shea Homes Funding Corp.

655 Brea Canyon Road

Walnut, California 91789

(909) 594-9500

Re: Shea Homes Limited Partnership and Shea Homes Funding Corp. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Arizona counsel to certain subsidiaries of SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), as set forth on Schedule I attached hereto (each, an “Arizona Guarantor,” and collectively, the “Arizona Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), of Shea Homes Limited Partnership, a California limited partnership (the “Company”), Shea Homes Funding Corp., a Delaware corporation and certain direct and indirect wholly-owned subsidiaries of the Company listed as co-registrants thereto, including the Arizona Guarantors (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to $750,000,000 principal amount of the Company’s 8.625% Senior Secured Notes due 2019 (the “Exchange Notes”) and the guarantees of the Company’s payment obligations under the Exchange Notes (the “Guarantees”), in exchange for a like principal amount of the Company’s outstanding 8.625% Senior Secured Notes due 2019 (the “Outstanding Notes”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Indenture dated May 10, 2011 by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, governing the Exchange Notes (the “Indenture”), and such other documents, corporate records, certificates of officers of the Company and the Arizona Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without

Shea Homes Limited Partnership

Shea Homes Funding Corp.

October 5, 2011

independent investigation upon statements and representations of officers and other representatives of the Company and the Arizona Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Guarantees executed by the Arizona Guarantors (the “Arizona Guarantors”), when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Arizona Guarantees will constitute valid and binding obligations of the Arizona Guarantors.

2. Based solely on the Good Standing Certificates issued by the Arizona Corporations Commission, which are identified on Schedule II attached hereto, each of the Arizona Guarantors is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the State of Arizona, with company power to authorize, execute and deliver the Indenture, the Exchange Notes and the Arizona Guarantees (collectively, the “Note Documents”) and to perform its obligations thereunder.

3. Each of the Note Documents has been duly authorized by all necessary company action on the part of the Arizona Guarantors.

4. The authorization, execution, delivery and performance of the Note Documents do not and will not violate (a) the organizational documents of the Arizona Guarantors, (b) any order, judgment, writ or decree of any Arizona court or other agency of government that is material to the Arizona Guarantors taken as a whole and that is binding on the Arizona Guarantors or (c) any law or regulation currently in effect in the State of Arizona applicable to the Arizona Guarantors.

5. No registration with, consent, authorization or approval of or notice to, or other action to, with or by, any Arizona governmental or regulatory body by or on behalf of the Arizona Guarantors is required to make valid and legally binding the execution and delivery by the Arizona Guarantors of the Note Documents and the performance of their obligations thereunder provided that our opinion in this Paragraph is limited to those laws, statutes and governmental rules of the State of Arizona of general application to business entities.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Arizona. This opinion is limited to the effect of the current state of the

Shea Homes Limited Partnership

Shea Homes Funding Corp.

October 5, 2011

laws of the State of Arizona and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time as the Registration Statement is declared effective.

B. Our opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any provision that would require payment of any unamortized original issue discount (including any original issue discount effectively created by payment of a fee), (iv) any purported fraudulent transfer “savings” clause, (v) any provision waiving the right to object to venue in any court, (vi) any agreement to submit to the jurisdiction of any Federal court or (vii) any waiver of the right to jury trial.

D. We express no opinion regarding the validity or enforceability of: (i) provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own willful, reckless or criminal acts, or negligence or to the extent that the same are inconsistent with the public policy underlying any law, rule or regulation; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law or provisions purporting to provide remedies inconsistent with applicable law (and we express no opinion as to the economic consequences, if any, of any such delays); (iii) provisions relating to powers of attorney, severability or set-offs; (iv) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts; (v) provisions purporting to exclude all conflicts-of-law rules; (vii) provisions setting out methods or procedures for service of process; (viii) provisions providing that decisions by a party are conclusive or may be made in its sole discretion; (ix) provisions constituting agreements to agree; (x) provisions imposing penalties or forfeitures or any late charges, prepayment penalties, premiums or fees, default interest, liquidated damages or other pre measured damages or other similar provisions which may be deemed to constitute penalties; (xi) provisions constituting a waiver of illegality as a defense to

Shea Homes Limited Partnership

Shea Homes Funding Corp.

October 5, 2011

performance of contract obligations; (xii) provisions purporting to waive or affect any rights to notices; (xiii) provisions allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor); and (xiv) provisions providing for specific performance.

E. We express no opinion as to federal or state securities laws or tax laws, antitrust, local laws, rules or ordinances adopted below the state level, fiduciary duties, or any other statute, regulation, treaty or other law governing international trade, commerce or investment, or any Federal Reserve Board margin rules.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and the Exchange Notes. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

GREENBERG TRAURIG, LLP

Shea Homes Limited Partnership

Shea Homes Funding Corp.

October 5, 2011

SCHEDULE I

ARIZONA OBLIGORS

Shea Homes Southwest, Inc., an Arizona corporation

Mountainbrook Village Company, an Arizona corporation

Seville Golf and Country Club, LLC, an Arizona limited liability company

UDC Homes Construction, Inc., an Arizona corporation

Shea Homes Limited Partnership

Shea Homes Funding Corp.

October 5, 2011

SCHEDULE II

CERTIFICATES OF GOOD STANDING FOR ARIZONA OBLIGORS

NAME	JURISDICTION OF ORGANIZATION	CERTIFICATE OF GOOD STANDING
SHEA HOMES SOUTHWEST, INC.	ARIZONA	OCTOBER 5, 2011
MOUNTAINBROOK VILLAGE COMPANY	ARIZONA	OCTOBER 5, 2011
SEVILLE GOLF AND COUNTRY CLUB, LLC	ARIZONA	OCTOBER 5, 2011
UDC HOMES CONSTRUCTION, INC.	ARIZONA	OCTOBER 5, 2011